Exhibit 99.1



                  Kerr-McGee Schedules Investor Meeting Webcast
                  ---------------------------------------------

     OKLAHOMA CITY (Dec. 3 , 2001) - Kerr-McGee Corp. (NYSE: KMG) will host an investor meeting on Dec. 5 at 9:30 a.m. ET at the Waldorf Astoria Hotel in New York City, to discuss the year's financial and operating highlights and expectations for the future.
     Interested parties may listen to the meeting via Kerr-McGee's website at www.kerr-mcgee.com. The webcast replay will be temporarily archived on the company's website.
     Kerr-McGee is an Oklahoma City-based energy and inorganic chemical company with worldwide operations and assets of $10.7 billion.


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CONTACT: Debbie Schramm
         (405) 270-2877